Exhibit 99.2

BANJO AND MATILDA TRUST AND SUBSIDIARY

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

JUNE 30, 2013

	Banjo and Matilda Trust	Eastern World Solutions, Inc.	Combined Historical		Proforma Adjustments	Combined Pro Forma

CURRENT ASSETS
Cash and cash equivalents	$11,104	$–	$11,104			$11,104
Trade and other receivables, net	11,120	–	11,120			11,120
Inventory	329,598	–	329,598			329,598
Deferred tax	–	–	–			–
Other current assets	78,505	–	78,505			78,505
TOTAL CURRENT ASSETS	430,327	–	430,327			430,327

NON-CURRENT ASSETS
Investment in subsidiary				1	4,626,385	–
				2	(4,626,385)
Intangible assets, net	43,310	–	43,310			43,310
Other receivable	142,658	–	142,658			142,658
Property and equipment, net	7,324	–	7,324			7,324
TOTAL NON-CURRENT ASSETS	193,292	–	193,292			193,292
TOTAL ASSETS	$623,619	$–	$623,619			$623,619

CURRENT LIABILITIES
Trade and other payables	$395,802	$7,123	$402,925			$402,925
Line of credit	93,968	–	–			–
Accrued interest	13,063	–	13,063			13,063
Advances	–	26,837	26,837	-		26,837
TOTAL CURRENT LIABILITIES	502,833	33,960	536,793			536,793

NON-CURRENT LIABILITIES
Loan from related party	293,640	–	293,640			293,640
TOTAL NON-CURRENT LIABILITIES	293,640	–	293,640			293,640
TOTAL LIABILITIES	796,473	33,960	830,433			830,433

STOCKHOLDERS’ EQUITY
Common stock	246,581	115	246,696	1	185	300
				2	(246,581)
Additional paid in capital	–	76,304	76,304	1	4,626,200	246,281
				2	(4,456,223)
Accumulated deficit	(492,293)	(76,419)	(568,712)	2	76,419	(492,293)

Current income (loss)	21,752	(33,960)	(12,208)		–	(12,208)
Accumulated other comprehensive income (loss)	51,106	–	51,106			51,106
Treasury stock	–	–	–			–
TOTAL STOCKHOLDERS’ EQUITY	(172,854)	(33,960)	(206,814)			(206,814)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$623,619	$–	$623,619			$623,619

Pro Forma Adjustments

#1	Investment in subsidiary	4,626,385	–
	Common stock		185
	Additional paid in capital		4,626,200

To record investment for Banjo. Issuance of 18,505,539 at $0.25 per share

#2	Investment in subsidiary	–	4,626,385
	Common stock	246,581	–
	Accumulated deficit	–	76,419
	Additional paid in capital	4,456,223

To remove investment during consolidation and adjust equity for reverse merger.

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UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

For the Fiscal Year Ended June 30, 2013

UNAUDITED

	Banjo and Matilda Trust	Eastern World Solutions, Inc.	Combined Historical	Proforma Adjustments	Pro Forma

Revenue, net	$1,724,181	$–	$1,724,181	–	$1,724,181
Cost of sales	977,086	–	977,086		977,086
Gross profit	747,095	–	747,095		747,095

Operating expenses:
Payroll expenses	240,450	–	240,450		240,450
Administration expenses	195,422	33,960	229,382	–	229,382
Marketing expense	88,826	–	88,826		88,826
Occupancy expenses	47,518	–
Depreciation and amortization expenses	8,821	–	8,821		8,821
Total operating expenses	581,037	33,960	567,479		567,479

Income (loss) from operations	166,058	(33,960)	132,098		132,098

Other income (expense)
Interest income	1	–	1		1
Other income	52,585	–	52,585		52,585
Finance costs	(196,892)	–	(196,892)	–	(196,892)
Total other income (expense)	(144,306)	–	(144,306)		(144,306)

Income (loss) before income tax provision	21,752	(33,960)	(12,208)		(12,208)
Income tax provision	–	–	–		–

Net income (loss)	21,752	(33,960)	(12,208)		(12,208)

Earnings per share:
Basic	$217.520	$(0.00)	$(0.00)		$(0.00)

Diluted	$185.915	$(0.00)	$(0.00)		$(0.00)

Weighted average number of shares outstanding:
Basic	100	11,500,000	11,500,100	22,005,439	33,505,539

Diluted	117	11,500,000	11,500,117	22,005,422	33,505,539

Pro Forma Adjustments

#1	To effect shares issued upon reorganization
The Company did not include potentially dilutive shares issued or outstanding as the effect of those shares would have resulted in an antidilutive.

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UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

For the Fiscal Year Ended June 30, 2012

UNAUDITED

	Banjo and Matilda Trust	Eastern World Solutions, Inc.	Combined Historical	Proforma Adjustments	Pro Forma

Revenue, net	$950,812	$–	$950,812	–	$950,812
Cost of sales	677,002	–	677,002		677,002
Gross profit	273,810	–	273,810		273,810

Operating expenses:
Pay roll expenses	131,896	–	131,896		131,896
Administration expenses	165,286	19,942	185,228	–	185,228
Marketing expense	144,303	–	144,303		144,303
Occupancy expenses	36,321	–	–		–
Depreciation and amortization expenses	6,018	–	6,018		6,018
Total operating expenses	483,824	19,942	467,445		467,445

Income (loss) from operations	(210,014)	(19,942)	(229,956)		(229,956)

Other income (expense)
Interest income	1	–	1		1
Other income	59	–	59		59
Finance costs	(56,348)	–	(56,348)	–	(56,348)
Total other income (expense)	(56,288)	–	(56,288)		(56,288)

Income (loss) before income tax provision	(266,302)	(19,942)	(286,244)		(286,244)

Income tax provision	–	–	–		–

Net income (loss)	(266,302)	(19,942)	(286,244)		(286,244)

Earnings per share:
Basic	$(2,663.020)	$(0.00)	$(0.02)		$(0.01)

Diluted	$(2,663.020)	$(0.00)	$(0.02)		$(0.01)

Weighted average number of shares outstanding:
Basic	100	11,500,000	11,500,100	22,005,439	33,505,539

Diluted	100	11,500,000	11,500,100	22,005,439	33,505,539

Pro Forma Adjustments

#1	To effect shares issued upon reorganization
The Company did not include potentially dilutive shares issued or outstanding as the effect of those shares would have resulted in an antidilutive.

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NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 – Basis for Pro Forma Presentation

The accompanying condensed combined pro forma financial statements illustrate the effect of the acquisition effective June 30, 2013 between Eastern World Solutions, Inc. (Company), and Banjo and Matilda Trust (Banjo) on the Company's financial position and results of operations. The pro forma condensed combined balance sheet as of June 30, 2013 is based on the historical balance sheets of the Company and Banjo as of that date. The pro forma condensed combined balance sheet assumes the acquisition took place on July 1, 2012.

The pro forma condensed combined income statement for the year ended June 30, 2013 is based on the historical income statements of Banjo and the Company, and assumes the acquisition took place on July 1, 2012. The pro forma condensed combined income statements for the fiscal year ended June 30, 2012 is based on the historical income statements of the Company and Banjo and assumes the acquisition took place on July 1, 2011.

The pro forma condensed combined financial statements may not be indicative of the actual results of the acquisition and there can be no assurance that the foregoing results will be obtained. In particular, the pro form condensed combined financial statements are based on the Company’s acquisition on June 30, 2013. The actual may differ.

The accompanying pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of the Company and Banjo.

Note 2 – Acquisition

Eastern World Group, Inc. is an early stage company and was organized to engage in creating, marketing and selling of proprietary engagement marketing technologies and or acquiring complementary technologies and or other companies focused on the development and marketing of such technologies.

Banjo & Matilda Trust was formed in 2009 as a chartered proprietary limited entity in New South Wales, Australia. Banjo designs, produces, markets, distributes and sells luxury cashmere fashion.

The Reorganization has been accounted for as a reverse merger with Banjo being treated as the accounting acquirer.

Note 3 – Pro Forma Adjustments

Certain adjustments have been made to the historical financial statements in order to prepare the pro forma financial information as if the transaction had occurred at the beginning of the fiscal periods presented.

The adjustments are as follows:

(1) To record stock issuance of 18,505,539 common shares for the acquisition of Banjo.

(2) To eliminate the investment in subsidiaries during consolidation and equity for reverse merger.

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